As filed with the Securities and Exchange Commission on October 2, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

QUESTAR MARKET RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0287750 (I.R.S. Employer Identification No.)

180 East 100 South
P.O. Box 45601
Salt Lake City, Utah 84145-0601
(801) 324-2600

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas C. Jepperson, Esq.
Questar Market Resources, Inc.
180 East 100 South
P.O. Box 45601
Salt Lake City, Utah 84145-0601
(801) 324-2648

(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copy to:

Richard J. Grossman, Esq.
Gregory A. Fernicola, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [X]  File No. 333-149589

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a  smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller  reporting  company” in Rule 12b-2 of the Exchange Act.

            Large accelerated filer [  ]                                                                                    Accelerated filer [   ]

            Non-accelerated filer [X] (Do not check if a smaller reporting company)          Smaller reporting company [  ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of (5) Registration Fee
Debt Securities (4) (5)	$50,000,000	100%	$50,000,000	$1,965
TOTAL	$50,000,000	100%	$50,000,000	$1,965

(1)

The proposed maximum offering price per unit will be determined by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of all securities registered hereby will not exceed $50,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(3)

Exclusive of accrued interest, if any.

(4)

Including such principal amount of debt securities as may be issued at indeterminate prices.

(5)

The Registrant previously paid a filing fee of $27,510 in connection with the previous filing of the Registration Statement on Form S-3 (File No. 333-149589), which Registration Statement contemplated the registration of $700,000,000 of Debt Securities. In accordance with Rule 462(b) promulgated under the Securities Act, and certain interpretations by the U.S. Securities and Exchange Commission, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the remaining amount of the offering price of the securities eligible to be sold under such prior Registration Statement is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

TABLE OF CONTENTS

Explanatory Note and Incorporation of Certain Information by Reference

1

Part II.  Information Not Required in Prospectus

2

Signatures

3

Exhibit Index

4

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 is being filed with respect to the registration of additional Debt Securities of Questar Market Resources, Inc., a Utah corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, table of contents, this page, the signature page, an exhibit index and applicable exhibits. This Registration Statement relates to the Registrant's Registration Statement on Form S-3 (File No. 333-149589), initially filed by the Registrant on March 7, 2008 and declared effective by the Securities and Exchange Commission on March 25, 2008 (the "Prior Registration Statement"). The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of Debt Securities to be sold by 20% of the remaining amount of Debt Securities eligible to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement on Form S-3 (file No. 333-149589), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith:

Exhibit No.	Description of Exhibits
5.1	Opinion of Thomas C. Jepperson, Esq.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Engineer’s Consent
23.3	Consent of H. J. Gruy and Associates, Inc.
23.4	Consent of Independent Petroleum Engineers and Geologists
23.5	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.1)
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page to Registration Statement No. 333-149589)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 2nd day of October, 2008.

Questar Market Resources, Inc.

By:

/s/ C. B. Stanley_______________________

Name:

C. B. Stanley

Title:

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ K. O. Rattie	Chairman of the Board	October 2, 2008
K. O. Rattie

/s/ C. B. Stanley	President, Chief Executive Officer and Director	October 2, 2008
C. B. Stanley	(Principal Executive Officer)

/s/ S. E. Parks	Vice President and Chief Financial Officer	October 2, 2008
S. E. Parks	(Principal Financial Officer )

/s/ B. Kurtis Watts	Vice President and Controller	October 2, 2008
B. Kurtis Watts	(Principal Accounting Officer)

*	Director	October 2, 2008
Phillips S. Baker, Jr.

*	Director	October 2, 2008
R. D. Cash

*	Director	October 2, 2008
L. Richard Flury

*	Director	October 2, 2008
James A. Harmon

*	Director	October 2, 2008
Robert E. McKee

*	Director	October 2, 2008
M. W. Scoggins

* By: /s/ C.B. Stanley_____
C.B. Stanley Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
5.1	Opinion of Thomas C. Jepperson, Esq.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Engineer’s Consent
23.3	Consent of H. J. Gruy and Associates, Inc.
23.4	Consent of Independent Petroleum Engineers and Geologists
23.5	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.1)
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page to Registration Statement No. 333-149589)

4